UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF THE EARLIEST EVENT REPORTED): June 24, 2015

FIBROCELL SCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-31564	87-0458888
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA 19341
(Address of principal executive offices and zip code)

(484) 713-6000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2015, Fibrocell Science, Inc. (the "Company ") held its Annual Meeting of Stockholders (the "Annual Meeting") at the Hilton Garden Inn, 720 Eagleview Blvd., Exton, Pennsylvania. As of April 28, 2015, the record date for the Annual Meeting, there were 40,888,065 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting, of which 36,802,644 were present in person or represented by proxy. The holders of shares of our common stock are entitled to one vote for each share held. Set forth below are the final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

1. The Company’s stockholders elected two directors to hold office until the Company’s 2018 annual meeting of stockholders or until his successor is duly elected and qualified, by the votes indicated below:

Shares Voted:	For	Withheld	Broker Non-Vote
David Pernock	28,304,202	243,199	8,255,243
Shares Voted:	For	Withheld	Broker Non-Vote
Kelvin Moore	28,280,890	266,511	8,255,243

2. The Company’s stockholders approved the proposal to ratify the appointment of BDO USA, LLP as the Company’s auditors for the year ending December 31, 2015, by the vote indicated below:

Shares Voted:	For	Against	Abstain
BDO USA, LLP	36,786,421	12,696	3,527

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Fibrocell Science, Inc.
By:	/s/ Keith A. Goldan
Keith A. Goldan
SVP and Chief Financial Officer
Date: June 24, 2015